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                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT



         THIS AGREEMENT is made as of the 17th day of May, 1999 by and between BDS BUSINESS CENTER, INC., a Connecticut corporation (the "COMPANY"), and Robert Hughes with a current address at Marlborough, CT (the "EMPLOYEE").

                                   WITNESSETH:

         WHEREAS, the Company desires to enter into an employment relationship with the Employee on the terms and conditions as set forth herein; and

         WHEREAS, during the course of the Employee's employment with the Company, the Employee will have access to certain confidential and proprietary information of the Company;

         WHEREAS, the Company's confidential and proprietary information is highly valuable and its disclosure would cause serious harm to the Company;

         WHEREAS, competition by the Employee against the Company could cause serious and irreparable harm to the Company; and

         WHEREAS, the Employee is willing to accept such employment and to protect the Company's confidential and proprietary information and competitive advantage on the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants and promises set forth in this Agreement and intending to be legally bound, the Employee and the Company covenant and agree as follows:

         1. Definitions.

         As used in this Agreement:

                  A. "ACCOUNT INFORMATION" means names, addresses, contact persons, purchasing histories and prices, credit standing and other information relating to the Company's customers or prospective customers and their personnel.

                  B. "CONFIDENTIAL INFORMATION" means Account Information, and any information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential and that is maintained by the Company as confidential including, but not limited to, trade secrets or confidential information respecting, current, past, potential or prospective customers or clients, customer lists, finances, business plans, projects, plans, proposals, pricing, costs, profits, markets, products, services, designs, methods, techniques, know-how and show-how, database information systems, processes, engineering data, software programs, works of authorship, innovations, the Company's own internal practices and procedures, technologies, developments, inventions or
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improvements, or any other information, or trade secrets and proprietary information belonging to or developed by the Company.

                  C. "PROSPECT" means any prospective customer or client to whom the Company has provided a proposal within the six (6) months prior to the Employee's termination.

         2. Employment. The Company hereby employs the Employee and the Employee accepts employment upon the terms and conditions contained herein.

         3. Duties. The Employee is engaged by the Company to serve as President and Chief Operating Officer and shall perform those duties set forth in the Job Description annexed hereto as EXHIBIT A and/or such other duties as the Chief Executive Officer or any officer of the Company assigned by the Chief Executive Officer to supervise the Employee may direct from time to time. The Employee shall be subject to the direction and control of the Chief Executive Officer of the Company or any officer assigned by the Chief Executive Officer in performing his duties under this Agreement.

         4. Extent of Service. The Employee shall devote his full time and attention to the advancement of the interests and business of the Company, and shall be permitted to engage in other business ventures only during non-business hours and only to the extent it does not affect the performance of the Employee's duties hereunder. The Employee shall work the number of hours required for the reasonable standards of performance of the Employee's duties hereunder.

         5. Employment Term. The term of employment will commence on the date hereof and continue until terminated pursuant to Section 7 of this Agreement.

         6. Compensation. For services rendered by the Employee to the Company under this Agreement, the Company shall pay compensation to the Employee in the manner and form as set forth in EXHIBIT B attached hereto. Such compensation may be modified from time to time thereafter by the Chairman or the Board of Directors of the Company in his or its sole discretion upon ten (10) calendar days prior written notice to the Employee.

         7. Termination. Employment of the Employee under this Agreement will be terminated as follows:

                  A. Automatically, by the Employee's death.

                  B. If the Employee becomes incapacitated or disabled. For the purposes of this Agreement, the Employee shall be deemed to have become incapacitated or disabled if the Employee is unable to perform the essential functions of his job without reasonable accommodation. Any accommodation will not be deemed reasonable if it imposes an undue hardship on the Company. If the Employee becomes incapacitated or disabled, then the Company may, upon written notice to the Employee, terminate the Employee's employment hereunder, but the Employee may continue to be eligible to receive any benefits to which he may be entitled in accordance with, and subject to, the terms, conditions and limitations of any long-term disability plan or insurance policy maintained by the Company for its employees. In the
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event of such incapacity or disability, the Company shall continue to pay full compensation to the Employee until the date of such termination.

                  C. By mutual agreement of the Employee and the Company.

                  D. By the Employee or the Company, without cause, at any time upon thirty (30) calendar days' prior written notice to the other party. The Company may elect to provide the Employee with the compensation due to the Employee under Section 6 in lieu of any notice requirement.

                  E. Immediately by the Company for cause.

                  Upon termination of employment of the Employee under this Agreement, the Company shall pay the Employee the compensation that is due to the Employee pursuant to Section 6 through the date of termination and the Employee shall resign from all positions held in the Company, including without limitation any position as a director, officer, agent, employee or trustee of the Company or any affiliate of the Company. The Company shall have no other obligations to the Employee except as required by applicable law.

For purposes of this Section, the term "CAUSE" shall mean (i) theft, embezzlement or other felonious criminal activity; (ii) the willful or intentional misconduct of the Employee; (iii) the dereliction of duties and responsibilities of the Employee to the Company, after prior written notice from the Company to the Employee, which notice specifies the conduct which will be the basis for cause if not cured within fifteen (15) calendar days from the date of notice; (iv) the use of illegal drugs; and (v) the violation by the Employee of the provisions of Section 10, 11, 12, 13, 14 or 15 of this Agreement.

         8. Employee Benefits. The Employee will be entitled to participate on the same general basis and subject to the same rules and regulations as other similar level employees of the Company in the Company's employee benefit plans as such benefits or plans may be modified or terminated from time to time.

         9. Business Expenses. The Company shall pay or reimburse the Employee for all reasonable and necessary travel, entertainment and other business expenses incurred by the Employee in the performance of his duties under this Agreement, upon presentation of expense statements or other supporting information as the Company may from time to time request; provided, however, that the Employee shall comply with all applicable policies of the Company relating to reimbursement for business expenses.

         10. Non-Competition. The Employee acknowledges that because of the unique nature of his services to the Company and the nature of the Confidential Information which he will acquire, his employment with a competitor would irreparably damage the Company. Therefore, the Employee agrees to the following non-competition restrictions.

         A. During the period of Employee's employment, Employee will not, directly or indirectly, alone or as a partner, proprietor, joint venturer, officer, director, employee, consultant,
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independent contractor or stockholder (other than ownership by the Employee of less than 1% of the equity security of any publicly-traded Company) of any entity engage in any business activity that is in competition with the products or services being developed or sold by the Company.

         B. For a period of six (6) months after Employee's termination of employment with the Company for any reason whatsoever (the "Noncompetition Period"), Employee agrees that he will not, directly or indirectly, alone or as a partner, proprietor, joint venturer, officer, director, employee, consultant, independent contractor or stockholder (other than ownership by the Employee of less than 1% of the equity securities of any publicly-traded Company) of any entity engage in any business activity that is in competition with the products or services being developed or sold by the Company in: (i) the United States,
(ii) North America, and/or (iii) any place where the Company does business at the time of Employee's termination of employment, PROVIDED, the Company, in its sole discretion, decides to pay the Employee a Severance Payment as defined below over the course of the Noncompetition Period. For the purposes of this section, the Severance Payment is equal to, in the aggregate, one half of the wages from the Company as reported on the Employee's Form W-2 for the year prior to his termination not to exceed $125,000. The Severance Payment will be paid in six equal monthly installments, in accordance with the Company's then current payroll practices and be subject to all applicable federal, state and local withholding and payroll taxes.

         C. The Company and the Employee agree that the Noncompetition Period shall be tolled for the length of time during which any of the restrictions are violated and no further amounts other than the Severance Payment will be required to be paid to the Employee in connection with such modification of the Noncompetition Period.

         11. Non-Solicitation. The Company has developed and has acquired, at considerable expense, relationships with, and knowledge about, customers and Prospects, which are a major part of the value of the Company. As an employee of the Company, the Employee has substantial contact with these customers and Prospects and access to Confidential Information about these customers and Prospects. . Therefore, to protect the value of the Company's business, the Employee agrees that he will not, either directly or indirectly, while employed by the Company (except in the performance of his duties for and on behalf of the Company) and for a period of one (1) year after the date of his termination of employment (plus any additional time that he is in breach of this Section), in any capacity whatsoever (either as an employee, officer, director, stockholder, proprietor, partner, joint venturer, consultant, independent contractor or otherwise):

                  A. solicit, sell to, divert, serve, contact, allow himself to continue to be contacted and approached by, or accept consulting business from any customer, client or Prospect of the Company: (i) who Employee handled, serviced, solicited or had contact with, or (ii) who Employee had access to Confidential Information about, or (iii) who Employee had learned or known the identity of, or (iv) who anyone else affiliated with the Company, handled, serviced, solicited or had contact with during the twelve (12) month period immediately preceding the Employee's termination as an employee of the Company.;
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                  B. (i) employ; or (ii) solicit, induce, encourage, recruit or attempt to employ any person who is or was employed by the Company, or is or was an agent, representative, or consultant of the Company within the six months prior to the termination of Employee's employment with the Company;

                  C. interfere with any of the Company's contracts or relationships with any customer, client, vendor or supplier; or

                  D. disparage the Company or any of its officers, directors or employees.

                  12. Confidential Information. A. Disclosure of Confidential Information. As an employee of the Company, the Employee will learn and will have access to Confidential Information. The Company developed this Confidential Information at great expense, it is proprietary to the Company and it is and shall remain the exclusive property of the Company. The Employee agrees not to, without the express, written consent of the Company, either while employed by the Company or thereafter, disclose, copy, make any use of, or remove from the Company's premises the Confidential Information except as required in the performance of the Employee's duties and responsibilities as an employee of the Company. Upon the Employee's termination as an employee of the Company, the Employee shall immediately deliver to the Company any Confidential Information and all copies thereof, whether in hard copy, computerized or other form, which the Employee has in his possession or control.

                  B. Competitive Use of Confidential Information. The Employee hereby acknowledges that the Confidential Information is maintained as confidential by the Company, is highly valuable and proprietary to the Company and that the disclosure of any Confidential Information to third parties or unauthorized use of the Confidential Information by the Employee could allow a competitor of the Company to discover and understand the inner workings, proprietary information and technology of the Company, use the Confidential Information to the detriment of the Company and cause the Company serious competitive harm. Accordingly, the Employee agrees not to, directly or indirectly, use the Confidential Information in competition with the Company until such time as such the Confidential Information shall have properly become known to the general public without disclosure by the Employee.

                  C. Disclosure of Customer's Confidential Information. As an employee of the Company, the Employee will learn and will have access to confidential information, proprietary information and/or trade secrets of the Company's customers and clients. The Employee agrees not to, without the express, written consent of the Company, either while employed by the Company or thereafter, disclose, copy, make any use of, or remove from the Company's premises confidential information, proprietary information and/or trade secrets of the Company's customers and clients except as required in the performance of the Employee's duties and responsibilities as an employee of the Company.

         13. Disclosure of Prior Agreements. The Employee represents that he has disclosed to the Company any agreement, still in effect, which imposes any restrictions on the Employee. The Employee represents that, except for those restrictions, if any, specifically disclosed on EXHIBIT C to this Agreement, the Employee is not subject to any restrictions arising from any
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previous employment. The Employee represents that his employment by the Company pursuant to this Agreement does not violate any agreement, covenant or obligation to which he is a party or by which he is bound.

         14. Assignment of Inventions. The Employee agrees to disclose promptly and fully to the Company and to no one else: (i) all inventions, ideas, improvements, discoveries and works ("inventions") made or conceived by the Employee, solely or jointly with others, during the period of his employment which are related to the business of the Company and (ii) all inventions which are related to the business of the Company and in which the Employee had an assignable interest at the time of first employment by the Company. The determination as to whether an invention is related to the business of the Company will be made solely by the Chief Executive Officer of the Company. The Employee also agrees to disclose any invention made using the Company's time, materials or facilities, even if such invention does not relate to the business of the Company. The "business of the Company" includes not only the actual business currently conducted by the Company but also any business in which the Company proposes to engage. The Employee hereby assigns to the Company all right, title and interest, including tangible and intangible rights such as patent rights, trademarks and copyrights, in and to all such inventions, and agrees promptly to execute any further specific assignments related to such inventions and rights at the request of the Company. The Employee also hereby assigns to the Company, or waives if not assignable, all "moral rights" in and to all such inventions, and agrees promptly to execute any further specific assignments or waivers related to moral rights at the request of the Company. The assignments will survive the termination of the employment relationship. The Employee agrees to assist the Company without charge and for as long as may be necessary (but at the Company's expense): (1) to obtain for the Company's benefit, patents, trademarks, copyrights and other protection for such inventions in all countries, and (2) in any controversy or legal proceeding relating to inventions.

         15. Non-Use of Third Party Confidential Information or Trade Secrets. The Employee further represents that he has not disclosed and will not disclose to the Company and has not used and will not use on the Company's behalf any trade secrets or other confidential and proprietary information belonging to a third party, without consent from that third party.

         16. Remedies. The Employee recognizes that a breach by him of Sections 11, 12, 13, 14 or 15 of this Agreement will cause irreparable injury to the Company inadequately compensable in damages and, accordingly, agrees that the Company may seek and obtain an injunction, specific performance, or other equitable relief against such breach or threatened breach, in addition to any other legal remedies which may be available, including the recovery of monetary damages from the Employee. In any action successfully brought by the Company against the Employee to enforce the rights of the Company under Sections 11, 12, 13, 14 and 15 of this Agreement, the Company shall also be entitled to recover from the Employee its reasonable attorneys' fees and costs of the action and the post-employment period of the restriction shall be deemed to commence upon the entry of the court's order for relief.
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         17. Severability. The Company and the Employee agree that the terms contained in this Agreement are reasonable in all respects and that the restrictions contained herein are designed to ensure that the Employee does not engage in unfair competition with the Company. If any provision or clause of this Agreement, or any portion thereof, shall be held by any court or other tribunal of competent jurisdiction to be illegal, void or unenforceable in such jurisdiction, the remainder of such provision, clause or any portion thereof and of the Agreement shall not be affected thereby and shall be given full effect, without regard to the invalid provision. The parties agree that such court or tribunal, if possible, shall limit such invalid provision, clause or part thereof in scope so that it shall not be invalid and shall be enforceable as so limited. Sections 11, 12, 13, 14, 15, 16, 17 and 18 shall survive the termination of this Agreement and the termination of the Employee's employment hereunder.

         18. Miscellaneous.

         A. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the matters described herein and is a complete and exclusive statement as to the terms thereof and supersedes all previous agreements with respect to such matters.

         B. Amendment. This Agreement may not be altered or modified except by a writing signed by the Company and the Employee. No waiver of compliance with any provision or condition hereof, and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

         C. Notice. Any and all notices required or permitted herein shall be deemed delivered if delivered personally, mailed by registered or certified mail or sent via overnight courier to the Company at its principal place of business and to the Employee at the address hereinafter set forth following the Employee's signature, or at such other address or addresses as either party may hereafter designate in writing to the other.

         D. Assignment. This Agreement shall be binding upon and inure to the benefit of the heirs, executors and administrators of the Employee, and to the successors and assigns of the Company, including without limitation, to BDS Business Center, Inc., a Delaware corporation, into which the Company is expected to be merged in order to change the Company's jurisdiction of incorporation to Delaware. The Employee may not assign or delegate any of his rights or obligations hereunder without the prior written consent of the Company.

         E. Governing Law and Choice of Forum. Connecticut law shall govern the construction and enforceability of this Agreement. Any and all actions concerning any dispute arising hereunder shall be filed and maintained only in a state or federal court sitting in the State of Connecticut.

         F. Counterparts. This Agreement may be executed in one or more counterparts and all such counterparts shall constitute one and the same instrument.
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         G. Gender. Unless the context otherwise requires, words in the singular number include the plural, and in the plural include the singular; and, words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender.

         H. Headings. The various headings in this Agreement are inserted for convenience only and are not part of this Agreement.

         I. No Implied Waivers. Failure of either party to insist upon strict performance of any part of this Agreement shall not be considered a waiver of such performance and shall not prevent either party from subsequently insisting upon strict performance.

         J ACKNOWLEDGMENT. THE EMPLOYEE ACKNOWLEDGES THAT HE HAS READ AND UNDERSTANDS THE COMPLETE AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THIS AGREEMENT HAS BEEN PREPARED BY COUNSEL TO THE COMPANY AND THAT THE EMPLOYEE HAS BEEN ADVISED TO OBTAIN SEPARATE LEGAL COUNSEL TO REPRESENT THE LEGAL INTERESTS OF THE EMPLOYEE.

                        [NEXT PAGE IS THE SIGNATURE PAGE]
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         IN WITNESS WHEREOF, the parties have made this Agreement effective on the day and year first above written.

                                    COMPANY:

                                    BDS BUSINESS CENTER, INC.


                                    By:  /s/ John M. Hughes
                                        -----------------------------------

                                    Its:    John M. Hughes
                                         ----------------------------------
                                            Chief Executive Officer


                                    EMPLOYEE:
                                    /s/ Robert Hughes
                                    ---------------------------------------
                                        Robert Hughes
                                    ---------------------------------------
                                    Full Name of Employee

                                    ---------------------------------------
                                    Street Address

                                    ---------------------------------------
                                    City, State and Zip Code
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                                                                       EXHIBIT A
                                 JOB DESCRIPTION

                                    PRESIDENT

In the absence of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer.

                             CHIEF OPERATING OFFICER

The Chief Operating Officer shall perform all duties incident to the office of Chief Operating Officer.
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                                                                       EXHIBIT B
                                  COMPENSATION

Base salary of $250,000 plus discretionary bonuses.
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                                                                       EXHIBIT C
                                PRIOR AGREEMENTS